EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated June 17, 1998, with respect to the consolidated financial statements and financial statement schedule of Universal Security Instruments, Inc. and subsidiaries for the year ended March 31, 1998 included in this Annual Report on Form 10-K.

Registration Statement Number                         Description

Non-qualified Stock Option Plan:

         2-83323                                        Form S-8
         33-6953                                        Form S-8
         33-21226                                       Form S-8

Employee Stock Purchase Plan:

         33-21225                                       Form S-8



DELOITTE & TOUCHE LLP
Baltimore, Maryland
June 28, 2000